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                                                                    EXHIBIT 16.1


July 3, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen and Ladies:

We have read the section entitled "Change in Accountants" included in the attached Form S-1 dated July 3, 1997, of J. D. Edwards & Co. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN, LLP

Arthur Andersen, LLP